UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2009

BTU INTERNATIONAL, INC.

(Exact name of registrant as specified in its chapter)

Delaware	0-17297	04-2781248
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Esquire Road, N. Billerica, Massachusetts	01862
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 667-4111

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 220.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Appointment of New Chief Financial Officer. Peter J. Tallian was appointed as the Chief Financial Officer of BTU International, Inc. (the “Company”) on April 6, 2009. Tallian will also serve as the Company’s Principal Accounting Officer. Tallian, 51, previously served as the Chief Financial Officer of Distributed Energy Systems and Chief Accounting Officer of Northern Power Systems from 2006 through April 2009. Prior to that, Tallian was the Chief Financial Officer of Transwitch Corporation from 2001 through 2006.

Tallian has no written employment agreement with the Company, but pursuant to the terms of his offer letter he will be entitled to an annual salary of $220,000 and eligible for an annual bonus of 25% of his base salary (for 100% of goal achievement), up to a maximum of 50% of base salary (for goal achievement exceeding 100%). In addition, Tallian will receive an option to purchase 20,000 shares of the Company’s common stock and a one-time payment of $10,000, payable upon completion of Tallian’s first 90 days with the Company.

Tallian has also become party to a retention agreement which provides for severance pay in the event his employment is terminated in specific circumstances. The retention agreement contains the following provisions:

•

In the event the Company terminates Tallian’s employment other than for cause (as defined in the retention agreement), the Company will continue to pay Tallian for up to 12 months, depending on length of service and whether Tallian has commenced new and comparable employment, will continue to contribute to the premium cost of Tallian’s medical and dental coverage during this period, and will pay a pro rata portion of Tallian’s bonus for the year of termination (provided he has worked at least 3 months during the year of termination).

•

In the event that within one year of a change in control the Company terminates Tallian’s employment other than for cause or Tallian terminates his employment for good reason (as defined in the retention agreement) after giving proper notice to the Company, the Company will make a lump-sum payment to Tallian equal to up to 12 months of Tallian’s base salary, depending on length of service, and a pro rata portion of Tallian’s bonus for the year of termination (provided he has worked at least 3 months during the year of termination).

•

If a change of control occurs, and (i) Tallian remains employed by the Company on the date that is six months thereafter or (ii) the Company terminates Tallian’s employment other than for cause before six months thereafter, the Company will provide Tallian with either (A) a cash payment equal to the value of 7,000 shares of the Company’s common stock at the time of the change of control or (B) at the Company’s option, if the Company is the surviving corporation, 7,000 shares of the Company’s common stock.

•	The severance payments described above are conditioned upon Tallian executing a timely and valid release of claims in favor of the Company.

•	Tallian agrees to comply with certain confidentiality, non-compete and non-solicit covenants following a termination of employment.

Thomas P. Kealy, who had served as the Company’s principal financial and accounting officer prior to Tallian’s appointment, will continue with the Company in the position of Vice President, Controller, effective April 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BTU INTERNATIONAL, INC.

Date : April 10, 2009	By:	/s/ Paul J. van der Wansem
	Name:	Paul J. van der Wansem
	Title:	Chairman and CEO